Exhibit 99.1

Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Enzon Announces Management Change, Forms Special Committee of the Board

Ana I. Stancic Named Chief Operating Officer,
Principal Executive Officer and Executive Vice President

Special Committee of the Board Formed to Oversee Scientific and Clinical Development

PISCATAWAY, N.J. October 17, 2011---Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Ana I. Stancic, C.P.A., M.B.A, current Senior Vice President, Finance and Chief Financial Officer, has been promoted to Chief Operating Officer, Principal Executive Officer and Executive Vice President, effective immediately. She will also continue serving in her role as Chief Financial Officer. Ralph Del Campo, M.B.A., former Chief Operating Officer and Principal Executive Officer, has stepped down from his position to pursue other interests.

“Enzon is focused on advancing a pipeline of novel oncology products while continuing to streamline operations and return value to its shareholders,” stated Alex Denner, Chairman of the Board. “As the company continues to deliver on its objectives, we are confident that Ana’s experience and expertise will serve the Company well in her expanded role. I would like to thank Ralph for the commitment and leadership that he has brought to Enzon during the company’s transition from an integrated specialty pharmaceuticals company to a development-focused enterprise.”

Ms. Stancic commented, “Enzon has taken a number of steps to achieve operational efficiency while we build value through our pipeline and royalty portfolio. I look forward to serving in this new role as the company moves this strategy forward.”

“I have enjoyed my tenure at Enzon and leave the Company well positioned for future growth and development,” said Mr. Del Campo. “I wish Ana all the best in her new role.”

Enzon also announced today that the Board of Directors has formed a special committee to oversee the Company’s scientific and clinical development. The committee is comprised of Directors Richard A. Young, Ph.D., who will act as chairman, and Thomas F. Deuel, M.D.

Dr. Young has served as a director of Enzon since April 2010. He is a member of the Whitehead Institute and a professor of biology at the Massachusetts Institute of Technology. An Enzon director since April 2010, Dr. Deuel is an adjunct professor of molecular and experimental medicine and cell biology,

The Scripps Research Institute, and professor of medicine emeritus at Harvard Medical School.

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for cancer patients with high unmet medical needs. Enzon’s drug-development programs utilize two platforms – Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in human clinical development and multiple novel LNA targets in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its proprietary Customized Linker Technology. Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward-Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include but are not limited to the timing, success and cost of clinical studies for Enzon’s product candidates, the ability to obtain regulatory approval of Enzon’s product candidates, Enzon’s ability to obtain the funding necessary to develop its product candidates, market acceptance of and demand for Enzon’s product candidates, and the impact of competitive products, pricing and technology. A more detailed discussion of these and other factors that could affect results is contained in Enzon’s filings with the U.S. Securities and Exchange Commission, including Enzon’s most recent Annual Report on Form 10-K for the year ended December 31, 2010 . These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.